UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

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KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)            On April 18, 2005, the Audit Committee and management of Krispy Kreme Doughnuts, Inc. (the “Company”) concluded that, in addition to the Company’s financial statements for the fiscal year ended February 1, 2004 and the first three quarters of that fiscal year, the Company’s financial statements for the fiscal years ended January 28, 2001, February 3, 2002 and February 2, 2003, and for the first three quarters of the fiscal year ended January 30, 2005, should be restated to correct certain errors, and, accordingly, such financial statements should no longer be relied upon. The errors necessitating such restatement are described in the Form 12b-25 filed by the Company on April 18, 2005. A copy of the press release announcing this decision is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 4.02(a) by reference.

Item 8.01	Other Events.

On April 15, 2005, the Company issued a press release announcing that KremeKo Inc., one of the Company’s consolidated joint ventures, is undergoing a financial restructuring. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated into this Item 8.01 by reference.

The press release referred to in item 4.02(a) and attached as Exhibit 99.1 hereto also discusses the potential effect of the decisions to restate previously issued financial statements on the reports of both management and the Company’s independent accountants with regard to the effectiveness of the Company’s internal controls surrounding financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. This press release is hereby incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release (“Krispy Kreme Updates Status of Form 10-K Filing”) dated April 19, 2005.
99.2	Press release (“KremeKo Inc.’s Finances to be Restructured”) dated April 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 19, 2005

KRISPY KREME DOUGHNUTS, INC.
By: /s/ Michael C. Phalen Michael C. Phalen Chief Financial Officer